Exhibit 99.3

POLONIA BANCORP, INC.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	September 30,	December 31,
	2016	2015
ASSETS
Cash and due from banks	$1,546,949	$1,785,566
Interest-bearing deposits with other institutions	11,952,389	29,351,650
Cash and cash equivalents	13,499,338	31,137,216

Certificates of deposit	12,644,000	15,980,000
Investment securities available for sale	71,815,048	54,871,523
Loans receivable	154,418,653	161,765,015
Covered loans	10,473,739	11,686,062
Total loans	164,892,392	173,451,077
Less: allowance for loan losses	1,001,889	1,272,072
Net loans	163,890,503	172,179,005
Accrued interest receivable	708,984	671,994
Federal Home Loan Bank stock	3,648,800	3,659,700
Premises and equipment, net	3,922,751	3,998,409
Bank-owned life insurance	4,241,518	4,257,456
FDIC indemnification asset	(39,274)	473,951
Other assets	5,121,838	4,381,552
TOTAL ASSETS	$279,453,506	$291,610,806

LIABILITIES
Deposits	$174,535,929	$188,222,282
FHLB advances – short term	12,000,000	-
FHLB advances – long term	49,000,000	56,000,000
Advances by borrowers for taxes and insurance	529,737	988,906
Accrued interest payable	169,694	139,397
Other liabilities	6,124,833	8,759,648
TOTAL LIABILITIES	242,360,193	254,110,233

Commitments and contingencies	-	-

STOCKHOLDERS’ EQUITY
Preferred stock ($.01 par value; 1,000,000 shares authorized; none issued or outstanding)	-	-
Common stock ($.01 par value; 14,000,000 shares authorized; 3,348,827 and 3,348,827 shares issued)	33,488	33,488
Additional paid-in-capital	25,758,750	25,591,969
Retained earnings	12,290,719	12,849,370
Unallocated shares held by Employee Stock Ownership Plan “ESOP” (147,941 and 162,288 shares)	(1,232,911)	(1,354,858)
Accumulated other comprehensive income	243,267	380,604
TOTAL STOCKHOLDERS’ EQUITY	37,093,313	37,500,573
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$279,453,506	$291,610,806

See accompanying notes to the unaudited consolidated financial statements.

1

POLONIA BANCORP, INC.

CONSOLIDATED STATEMENTS OF INCOME (LOSS) (UNAUDITED)

	Nine Months
	Ended September 30,
	2016	2015
INTEREST AND DIVIDEND INCOME
Loans receivable	$5,620,539	$6,582,498
Investment securities	898,661	1,001,335
Other interest and dividend income	324,878	255,862
Total interest and dividend income	6,844,078	7,839,695

INTEREST EXPENSE
Deposits	1,164,066	1,276,493
FHLB advances – short term	5,703	-
FHLB advances – long term	1,049,441	1,098,045
Advances by borrowers for taxes and insurance	2,207	2,550
Total interest expense	2,221,417	2,377,088

NET INTEREST INCOME BEFORE PROVISION FOR LOAN LOSSES	4,622,661	5,462,607
Provision for loan losses	-	73,150

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	4,622,661	5,389,457

NONINTEREST INCOME
Service fees on deposit accounts	69,109	80,001
Loss on bank-owned life insurance	(15,938)	(6,815)
Gains on sales of Investment securities, net	716,841	560,367
Gain on sale of loans, net	76	2,687,925
Rental income	206,329	197,927
Other	46,538	473,537
Total noninterest income	1,022,955	3,992,942

NONINTEREST EXPENSE
Compensation and employee benefits	2,957,854	4,586,672
Occupancy and equipment	909,535	993,365
Federal deposit insurance premiums	382,809	412,402
Data processing expense	318,975	306,778
Professional fees	455,142	577,541
Other	1,437,014	1,937,768
Total noninterest expense	6,461,329	8,814,526

Income (loss) before income tax expense	(815,713)	567,873
Income tax expense (benefit)	(257,062)	235,729

NET INCOME (LOSS)	$(558,651)	$332,144

EARNINGS PER SHARE – Basic	$(0.18)	$0.11
EARNINGS PER SHARE –Diluted	$(0.18)	$0.10

See accompanying notes to the unaudited consolidated financial statements.

2

POLONIA BANCORP, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (UNAUDITED)

	Nine Months Ended September 30,
	2016	2015

Net income (loss)	$(558,651)	$332,144

Changes in net unrealized gain (loss) on investment securities available for sale	508,754	1,277,422

Tax effect	(172,976)	(434,324)

Reclassification adjustment for gains on sale of Investment securities included in net income (loss)	(716,841)	(560,367)

Tax effect	243,726	190,525

Total other comprehensive income (loss)	(137,337)	473,256

Total comprehensive income (loss)	$(695,988)	$805,400

See accompanying notes to the unaudited consolidated financial statements.

3

POLONIA BANCORP, INC.
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (UNAUDITED)

	Common Stock		Additional Paid-In-	Retained	Unallocated Shared Held	Accumulated Other Comprehensive
	Shares	Amount	Capital	Earnings	by ESOP	Income	Total

Balance, December 31, 2015	3,348,827	$33,488	$25,591,969	$12,849,370	$(1,354,858)	$380,604	$37,500,573

Net loss				(558,651)			(558,651)
Other comprehensive loss, net						(137,337)	(137,337)
Stock options compensation expense			80,467				80,467
Allocation of unearned ESOP shares			33,812		121,947		155,759
Allocation of unearned restricted share awards			52,502				52,502

Balance, September 30, 2016	3,348,827	$33,488	$25,758,750	$12,290,719	$(1,232,911)	$243,267	$37,093,313

See accompanying notes to the unaudited consolidated financial statements.

POLONIA BANCORP, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Nine Months Ended September 30,
	2016	2015
OPERATING ACTIVITIES
Net (loss) income	$(558,651)	$332,144
Adjustments to reconcile net (loss) income to net cash used for operating activities:
Provision for loan losses	-	73,150
Depreciation, amortization, and accretion	853,094	818,944
Investment securities, gains	(716,841)	(560,367)
Proceeds from sale of loans held for sale	-	51,880,887
Net gain on sale of loans held for sale	-	(2,445,559)
Origination of loans held for sale	-	(48,308,430)
Net gain on sale of loans held for investment	-	(242,366)
Loss (gain) on the sale of other real estate owned	44,334	(72,469)
Loss on bank-owned life insurance	15,938	6,815
Deferred federal income taxes	(795,595)	(929,980)
(Increase) decrease in accrued interest receivable	(36,990)	116,322
Increase in accrued interest payable	30,297	30,983
Decrease in accrued payroll and commissions	-	-
Compensation expense for stock options, ESOP and restricted stock	288,728	305,960
Other, net	(1,888,531)	779,089
Net cash provided by (used for) operating activities	(2,764,217)	1,785,123

INVESTING ACTIVITIES
Investment securities available for sale:
Proceeds from principal repayments and maturities	10,133,404	3,609,768
Purchases	(44,440,424)	(4,700,000)
Proceeds from sales	17,699,162	8,616,069
Investment securities held to maturity:
Proceeds from principal repayments and maturities	-	4,569,283
Maturities of certificates of deposit	27,343,000	-
Purchases of certificates of deposit	(24,007,000)	-
Proceeds from sale of loans held for investment	-	26,366,649
Decrease in loans receivable, net	6,301,002	6,396,095
Decrease in covered loans	1,237,440	1,195,825
Purchases of Federal Home Loan Bank stock	(734,900)	(65,900)
Redemptions of Federal Home Loan Bank stock	745,800	241,400
Proceeds from the sale of other real estate owned	138,026	349,637
Payments received from FDIC under loss share agreement	18,826	122,270
Purchase of premises and equipment	(162,474)	(63,417)
Net cash provided by (used for) investing activities	(5,728,138)	46,637,679

FINANCING ACTIVITIES
Decrease in deposits, net	(13,686,354)	(13,757,062)
Increase in FHLB advances – short term	12,000,000	-
Repayments on FHLB advances – long term	(7,000,000)	(3,000,000)
Decrease in advances by borrowers for taxes and insurance, net	(459,169)	(664,786)
Exercised options	-	17,497
Net cash used for financing activities	(9,145,523)	(17,404,351)
Increase (decrease) in cash and cash equivalents	(17,637,878)	31,018,451

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	31,137,216	12,174,230
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$13,499,338	$43,192,681

SUPPLEMENTAL CASH FLOW DISCLOSURES
Cash paid:
Interest	$2,191,120	$2,346,105
Income taxes	-	455,000

Noncash items:
Transfer of investment securities held to maturity to available for sale	-	40,103,961
Loans transferred to other real estate owned	922,385	-

POLONIA BANCORP, INC.

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

1.            Summary of Significant Accounting Policies

Basis of Presentation

Polonia Bancorp, Inc. (the “Company”), a Maryland corporation, was incorporated in August 2011 and organized by Polonia MHC, Polonia Bancorp, and Polonia Bank (the “Bank”) to facilitate the second-step conversion of the Company from the mutual holding company structure to the stock holding company structure (the “Conversion”). Upon consummation of the Conversion, which occurred on November 9, 2012, the Company became the holding company for the Bank and a 100 percent publicly owned stock holding company.

The Bank was incorporated under federal law in 1923. The Bank is a federally chartered savings bank located in Huntingdon Valley, Pennsylvania, whose principal sources of revenue emanate from its investment securities portfolio and its portfolio of residential real estate, commercial real estate, and consumer loans, as well as a variety of deposit services offered to its customers through five offices located in the Greater Philadelphia area. As of September 30, 2016, the Bank was subject to regulation by the Office of Comptroller of the Currency (“OCC”) and the Federal Deposit Insurance Corporation (“FDIC”).

The consolidated financial statements include the accounts of the Bank and the Bank’s wholly owned subsidiaries, PBHMC (“PBMHC”), a Delaware investment company, and Community Abstract Agency, LLC (“CAA”). CAA provides title insurance on loans secured by real estate. All significant intercompany transactions have been eliminated in consolidation. The investment in subsidiaries on the parent Company’s financial statements is carried at the parent Company’s equity in the underlying net assets.

The accompanying unaudited interim financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine month period ended September 30, 2016 are not necessarily indicative of the results that may be expected for the full year. The December 31, 2015 Consolidated Balance Sheet data was derived from audited financial statements, but does not include all disclosures required by U.S. generally accepted accounting principles (“GAAP”). For additional information, refer to the financial statements and footnotes thereto included in the Company’s Form 10-K for the year ended December 31, 2015.

Use of Estimates in the Preparation of Financial Statements

The accounting principles followed by the Company and the methods of applying these principles conform to GAAP and to general practice within the banking industry. In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the Consolidated Balance Sheet date and reported amounts of revenues and expenses for the period. Actual results could differ significantly from those estimates. Material estimates that are particularly susceptible to significant changes in the near term relate to the determination of the allowance for loan losses, the valuation of deferred tax assets, and the fair value of financial instruments.

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Reclassification of Comparative Amounts

Certain items previously reported have been reclassified to conform to the current year’s reporting format. Such reclassifications did not affect consolidated net income or consolidated stockholders’ equity.

2.            Earnings Per Share

There are no convertible securities which would affect the numerator in calculating basic and diluted earnings per share; therefore, net income (loss) as presented on the Consolidated Statement of Income (Loss) will be used as the numerator.

The following table set forth the composition of the weighted-average shares (denominator) used in the basic and diluted earnings per share computation.

	Nine Months Ended
	September 30,
	2016	2015

Net income (loss):	$(558,651)	$332,144

Weighted average number of shares issued	3,348,827	3,334,427
Less weighted average number of unearned ESOP shares	(154,358)	(173,466)
Less weighted average number of nonvested restricted stock awards	(10,658)	(27,774)
Weighted average shares outstanding basic	3,183,811	3,133,187
Dilutive effect of nonvested stock	-	-
Dilutive effect of stock options	-	52,349
Weighted average shares outstanding diluted	3,183,811	3,185,536
Earnings per share:
Basic	$(0.18)	$0.11
Diluted	(0.18)	0.10

At September 30, 2016 there were 9,111 shares of restricted stock outstanding at a grant date fair value of $10.25 per share and options to purchase 128,051 shares of common stock ranging from a price of $10.25 per share to a price of $13.31 per share that were not included in the computation of diluted earnings per share because to do so would have been anti-dilutive. At September 30, 2015 there 15,255 shares of restricted stock outstanding at a grant date fair value of $10.25 per share and options to purchase 134,880 shares of common stock ranging from a price of $10.25 per share to a price of $13.25 per share that were not included in the computation of diluted earnings per share because to do so would have been anti-dilutive.

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3.            Investment Securities

The amortized cost, gross unrealized gains and losses, fair value of investment securities available for sale are summarized as follows:

	September 30, 2016
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Available for Sale
Mortgage-backed securities:
Fannie Mae	$13,475,078	$224,874	$(5,129)	$13,694,823
Freddie Mac	13,551,810	86,375	(7,968)	13,630,217
Government National Mortgage Association	775,040	40,888	(4,943)	810,985
Collateralized mortgage obligations-government sponsored entities	26,058,634	43,213	(79,418)	26,022,429
Total mortgage-backed securities	53,860,562	395,350	(97,458)	54,158,454
Corporate securities	15,444,203	92,405	(33,187)	15,503,421
Municipal securities	1,825,343	20,300	-	1,845,643
Total debt securities	71,130,108	508,055	(130,645)	71,507,518
Common stock	316,354	12,009	(20,833)	307,530

Total investment securities	$71,446,462	$520,064	$(151,478)	$71,815,048

	December 31, 2015
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Available for Sale
Mortgage-backed securities:
Fannie Mae	$25,168,077	$615,222	$(93,362)	$25,689,937
Freddie Mac	10,161,730	82,167	(120,472)	10,123,425
Government National Mortgage Association	399,799	48,639	(2)	448,436
Collateralized mortgage obligations-government sponsored entities	984,609	23,730	(16,865)	991,474
Total mortgage-backed securities	36,714,215	769,758	(230,701)	37,253,272
Corporate securities	16,921,170	88,731	(51,995)	16,957,906
Municipal securities	499,649	106	-	499,755
Total debt securities	54,135,034	858,595	(282,696)	54,710,933
Common stock	159,816	774	-	160,590

Total investment securities	$54,294,850	$859,369	$(282,696)	$54,871,523

8

The following table shows the Company’s gross unrealized losses and fair value, aggregated by investment category and length of time that the individual securities have been in a continuous unrealized loss position.

	September 30, 2016
	Less Than Twelve Months		Twelve Months or Greater		Total
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
Mortgage-backed securities:

Fannie Mae	$476,327	$(5,129)	$-	$-	$476,327	$(5,129)
Freddie Mac	4,487,653	(7,968)	-	-	4,487,653	(7,968)
Government National Mortgage Association	427,762	(4,942)	1,243	(1)	429,005	(4,943)
Collateralized mortgage obligations-government sponsored entities	18,415,388	(69,144)	306,209	(10,274)	18,721,597	(79,418)
Total mortgage-backed Securities	23,807,130	(87,138)	307,452	(10,275)	24,114,582	(97,485)
Corporate securities	2,475,365	(33,187)	-	-	2,475,365	(33,187)
Total debt securities	26,282,495	(120,370)	307,452	(10,275)	26,589,947	(130,645)
Common stock	153,673	(20,833)	-	-	153,673	(20,833)

Total investment securities	$26,436,168	$(141,203)	$307,452	$(10,275)	$26,743,620	$(151,478)

	December 31, 2015
	Less Than Twelve Months		Twelve Months or Greater		Total
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
Mortgage-backed securities:
Fannie Mae	$8,990,826	$(93,362)	$-	$-	$8,990,826	$(93,362)
Freddie Mac	3,619,913	(13,501)	4,501,893	(106,971)	8,121,806	(120,472)
Government National Mortgage Association	1,332	(2)	-	-	1,332	(2)
Collateralized mortgage obligations-government sponsored entities	515,046	(16,472)	5,257	(393)	520,303	(16,865)
Total mortgage-backed Securities	13,127,117	(123,337)	4,507,150	(107,364)	17,634,267	(230,701)
Corporate securities	11,156,390	(51,995)	-	-	11,156,390	(51,995)

Total	$24,283,507	$(175,332)	$4,507,150	$(107,364)	$28,790,657	$(282,696)

The Company reviews its position quarterly and has determined that at September 30, 2016, the declines outlined in the above table represent temporary declines and the Company does not intend to sell these securities and does not believe it will be required to sell these securities before recovery of their cost basis, which may be at maturity. There were 43 positions that were temporarily impaired at September 30, 2016. The Company has concluded that the unrealized losses disclosed above are not other than temporary but are the result of interest rate changes that are not expected to result in the non-collection of principal and interest during the period.

The amortized cost and fair value of debt securities at September 30, 2016, by contractual maturity, are shown below. Mortgage-backed securities provide for periodic, general monthly, payments of principal and interest and have contractual maturities ranging from 3 to 30 years. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Available for Sale
	Amortized Cost	Fair Value
Due within one year	$5,209,097	$5,215,581
Due after one year through five years	13,579,447	13,666,836
Due after five years through ten years	7,408,408	7,455,456
Due after ten years	44,933,156	45,169,645

Total	$71,130,108	$71,507,518

For the nine month period ended September 30, 2016 the Company realized gross gains of $716,841 and proceeds from the sale of investment securities of $17,699,162.

On August 1, 2015 the Company transferred all of its held-to-maturity investment securities, which consisted of $40.1 million in mortgage-backed securities, to available-for sale. The purpose of this transfer was to provide additional liquidity and to provide the ability to reduce exposure to interest rate risk through the sale of longer term securities. Subsequently, the Company sold 3 securities which were longer term in maturity to provide additional liquidity and to reduce exposure to interest rate risk.

For the nine month period ended September 30, 2015 the Company realized gross gains of $560,367 and proceeds from the sale of investment securities of $8,616,069.

4.            Loans Receivable

Loans receivable consist of the following:

	September 30,	December 31,
	2016	2015
Mortgage loans:
One-to-four family	$138,779,462	$144,242,214
Multi-family and commercial real estate	8,046,044	10,414,249
	146,825,506	154,656,463

Commercial loans	3,439	7,181
Home equity loans	2,638,820	2,827,816
Home equity lines of credit (“HELOCs”)	3,480,644	2,459,848
Education loans	977,231	1,233,539
Other consumer loans	391	693
Non-covered consumer loans purchased	371,147	466,805
Covered loans	10,473,739	11,686,062
	164,770,917	173,338,407
Less:
Net deferred loan costs	(121,475)	(112,670)
Allowance for loan losses	1,001,889	1,272,072

Total	$163,890,503	$172,179,005

The components of covered loans by portfolio class as of September 30, 2016 and December 31, 2015 were as follows:

	September 30, 2016	December 31, 2015
Mortgage loans:
One-to-four family	$5,050,537	$5,457,518
Multi-family and commercial real estate	5,398,372	6,200,152
	10,448,909	11,657,670
Commercial	24,830	28,392
Total Loans	$10,473,739	$11,686,062

The carrying value of loans acquired and accounted for in accordance with ASC 310-30 was determined by projecting discounted contractual cash flows.

The outstanding balance, including interest, and carrying values of loans acquired were as follows:

	2016		2015
	Acquired Loans With Specific Evidence of Deterioration in Credit Quality (ASC 310-30)	Acquired Loans Without Specific Evidence of Deterioration in Credit Quality (ASC 310-30 Analogized)	Acquired Loans With Specific Evidence of Deterioration in Credit Quality (ASC 310-30)	Acquired Loans Without Specific Evidence of Deterioration in Credit Quality (ASC 310-30 Analogized)

Outstanding balance	$676,492	$15,571,800	$739,499	$17,776,069

Carrying amount, net of allowance	$460,458	$10,384,428	$473,500	$11,679,367

During the nine months ended September 30, 2016 and 2015, respectively, the Company did not record a provision or charge-off for increases in the expected losses for acquired loans with specific evidence of deterioration in credit quality.

Changes in the accretable yield for acquired loans were as follows for the nine months ended September 30, 2016 and 2015.

	Nine Months Ended September 30, 2016	Nine Months Ended September 30, 2015
	Acquired Loans Without Specific Evidence of Deterioration in Credit Quality (ASC 310-30 Analogized)	Acquired Loans Without Specific Evidence of Deterioration in Credit Quality (ASC 310-30 Analogized)
Balance at beginning of period	$5,599,018	$6,381,792
Reclassifications and other	(437,629)	581,414
Accretion	(594,432)	(719,345)
Balance at end of period	$4,566,957	$6,243,861

The $594,432 and $719,345 recognized as accretion represents the interest income earned on acquired loans for the nine months ended September 30, 2016 and 2015, respectively. Included in reclassifications and other for loans acquired without specific evidence of deterioration in credit quality was $97,444 and $(1,092,535) of reclassifications from non-accretable discounts to accretable discounts for the nine months ended September 30, 2016 and 2015, respectively. The remaining $(535,073) and $(511,121) change in the accretable yield represents reductions in contractual interest due to contractual principal prepayments for the nine months ended September 30, 2016 and 2015, respectively.

5.            Allowance for Loan Losses

Management has an established methodology to determine the adequacy of the allowance for loan losses that assesses the risks and losses inherent in the loan portfolio. For purposes of determining the allowance for loan losses, the Company has segmented certain loans in the portfolio by product type. Loans are segmented into the following pools: one-to-four family real estate, multi-family and commercial real estate, commercial loans, home equity loans, home equity lines of credit, and education and other consumer loans. Historical loss percentages for each risk category are calculated and used as the basis for calculating allowance allocations. These historical loss percentages are calculated over a three year period for all portfolio segments. Certain qualitative factors are then added to the historical allocation percentage to get the adjusted factor to be applied to non-classified loans. The following qualitative factors are analyzed for each portfolio segment:

●	Levels of and trends in delinquencies and classifications

●	Trends in volume and terms

●	Changes in collateral

●	Changes in management and lending staff

●	Economic trends

●	Concentrations of credit

●	Changes in lending policies

●	Changes in loan review

●	External factors

These qualitative factors are reviewed each quarter and adjusted based upon relevant changes within the portfolio.

The total allowance reflects management’s estimate of loan losses inherent in the loan portfolio at the Consolidated Balance Sheet date. The Company considers the allowance for loan losses adequate to cover loan losses inherent in the loan portfolio, at September 30, 2016.

The following table summarizes changes in the allowance for loan losses:

	Allowance for Loan Losses For the Nine Months Ended September 30, 2016 and 2015
	One-to- Four Family Real Estate	Multi-Family and Commercial Real Estate	Commercial	Home Equity	HELOCs	Education and Other Consumer	Unallocated	Total

Nine Months Ended September 30, 2016
Allowance for Loan Losses:
Balance at beginning of period	$774,482	$306,606	$18	$10,638	$17,055	$5,570	$157,703	$1,272,072
Provision (credit) for loan losses	149,053	(183,904)	(8)	1,893	(8,703)	(1,239)	42,908	-
Charge-offs	(283,143)	-	-	-	-	-	-	(283,143)
Recoveries	12,960	-	-	-	-	-	-	12,960
Net (charge-offs) recoveries	(270,183)	-	-	-	-	-	-	(270,183)
Balance at end of period	$653,352	$122,702	$10	$12,531	$8,352	$4,331	$200,611	$1,001,889

Nine Months Ended September 30, 2015
Allowance for Loan Losses:
Balance at beginning of period	$962,753	$427,636	$-	$7,590	$10,599	$6,771	$634	$1,415,983
Provision (credit) for loan losses	(4,028)	(71,569)	21	3,346	2,684	73	142,623	73,150
Charge-offs	(128,424)	-	-	-	-	-	-	(128,424)
Recoveries	221	-	-	-	-	-	-	221
Net (charge-offs) recoveries	(128,203)	-	-	-	-	-	-	(128,203)
Balance at end of period	$830,522	$356,067	$21	$10,936	$13,283	$6,844	$143,257	$1,360,930

The decrease in the allowance for loan losses related to the one-to-four family real estate loan portfolio is related to the decrease in the balance of loans and the adjustment of the qualitative factors. The decrease in the allowance for loan losses to the commercial real estate loan portfolio is related to the adjustment of qualitative factors.

The following tables present the allowance for credit losses and recorded investments in loans by category:

	At September 30, 2016
	One-to- Four Family Real Estate	Multi-family and Commercial Real Estate	Commercial	Home Equity	HELOCs	Education and Other Consumer	Unallocated	Total
Allowance for loan losses:
Ending balance	$653,352	$122,702	$10	$12,531	$8,352	$4,331	$200,611	$1,001,889

Ending balance: individually evaluated for impairment	$3,104	$-	$-	$-	$-	$-	$-	$3,104

Ending balance: collectively evaluated for impairment	$650,248	$122,702	$10	$12,531	$8,352	$4,331	$200,611	$998,785

Ending balance: loans acquired with deteriorated credit quality	$-	$-	$-	$-	$-	$-	$-	$-

Loans:
Ending balance	$143,829,999	$13,444,416	$28,269	$2,638,820	$3,480,644	$1,348,769	$-	$164,770,917

Ending balance: individually evaluated for impairment	$2,088,027	$592,777	$-	$46,300	$-	$-	$-	$2,727,104

Ending balance: collectively evaluated for impairment	$136,691,435	$7,453,267	$3,439	$2,592,520	$3,480,644	$977,622	$-	$151,198,927

Ending balance: loans acquired with deteriorated credit quality	$5,050,537	$5,398,372	$24,830	$-	$-	$371,147	$-	$10,844,886

13

	At December 31, 2015
	One-to- Four Family Real Estate	Multi-family and Commercial Real Estate	Commercial	Home Equity	HELOCs	Education and Other Consumer	Unallocated	Total
Allowance for loan losses:
Ending balance	$774,482	$306,606	$18	$10,638	$17,055	$5,570	$157,703	$1,272,072

Ending balance: individually evaluated for impairment	$3,104	$-	$-	$-	$-	$-	$-	$3,104

Ending balance: collectively evaluated for impairment	$771,378	$306,606	$18	$10,638	$17,055	$5,570	$157,703	$1,268,968

Ending balance: loans acquired with deteriorated credit quality	$-	$-	$-	$-	$-	$-	$-	$-

Loans:
Ending balance	$149,699,732	$16,614,401	$35,573	$2,827,816	$2,459,848	$1,701,037	$-	$173,338,407

Ending balance: individually evaluated for impairment	$2,027,628	$604,554	$-	$52,803	$-	$-	$-	$2,684,985

Ending balance: collectively evaluated for impairment	$142,214,586	$9,809,695	$7,181	$2,775,013	$2,459,848	$1,234,232	$-	$158,500,555

Ending balance: loans acquired with deteriorated credit quality	$5,457,518	$6,200,152	$28,392	$-	$-	$466,805	$-	$12,152,867

Credit Quality Information

The following tables represent credit exposures by internally assigned grades at September 30, 2016 and December 31, 2015. The grading analysis estimates the capability of the borrower to repay the contractual obligations of the loan agreements as scheduled or at all. The Company’s internal credit risk grading system is based on experiences with similarly graded loans.

The Company’s internally assigned grades are as follows:

Pass – loans which are protected by the current net worth and paying capacity of the obligor or by the value of the underlying collateral. There are six sub-grades within the pass category to further distinguish the loan.

Special Mention – loans where a potential weakness or risk exists, which could cause a more serious problem if not corrected. The Special mention category includes assets that are fundamentally sound yet, exhibit unacceptable credit risk or deteriorating trends or characteristics which, if left uncorrected, may result in deterioration of the repayment prospects for the asset or in the Company’s credit position at some future date.

Substandard – loans that have a well-defined weakness based on objective evidence and are characterized by the distinct possibility that the Bank will sustain some loss if the deficiencies are not corrected. Loans in the Substandard category have well-defined weaknesses that jeopardize the liquidation of the debt and have a distinct possibility that some loss will be sustained if the weaknesses are not corrected. All loans greater than 90 days past due are considered Substandard.

Doubtful – loans classified as Doubtful have all the weaknesses inherent in a Substandard asset. In addition, these weaknesses make collection or liquidation in full highly questionable and improbable, based on existing circumstances. Loans in the Doubtful category have all the weaknesses inherent in one classified as Substandard with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable.

14

Loss – loans classified as a Loss are considered uncollectible, or of such value that continuance as an asset is not warranted. Loans in the Loss category are considered uncollectable and of little value that their continuance as bankable is not warranted.

The following table presents classes of the loan portfolio summarized by the aggregate Pass and the criticized categories of Special Mention, Substandard, Doubtful, and Loss within the internal risk rating system as of September 30, 2016 and December 31, 2015.

	September 30,		December 31,
	2016		2015
	Multi-Family		Multi-Family
	and Commercial		and Commercial
	Real Estate	Commercial	Real Estate	Commercial

Pass	$9,327,910	$28,269	$13,335,644	$35,573
Special Mention	1,673,193	-	1,977,627	-
Substandard	2,443,313	-	1,301,130	-
Doubtful	-	-	-	-
Loss	-	-	-	-
Total	$13,444,416	$28,269	$16,614,401	$35,573

Multi-family and commercial real estate and commercial loans are categorized by risk classification as of September 30, 2016 and December 31, 2015. For one-to-four family real estate, home equity, HELOCs, and education and other consumer loans, the Company evaluates credit quality based on the performance of the individual credits. Payment activity is reviewed by management on a monthly basis to determine how loans are performing. Loans are considered to be nonperforming when they become 90 days past due.

The following table presents recorded investment in the loan classes based on payment activity as of September 30, 2016 and December 31, 2015:

	At September 30, 2016
	One-to- Four Family Real Estate	Home Equity	HELOCs	Education and Other Consumer	Non-covered Consumer Loans Purchased
Performing	$141,833,312	$2,592,520	$3,480,644	$912,647	$371,147
Nonperforming	1,996,687	46,300	-	64,975	-
Total	$143,829,999	$2,638,820	$3,480,644	$977,622	$371,147

	At December 31, 2015
	One-to- Four Family Real Estate	Home Equity	HELOCs	Education and Other Consumer	Non-covered Consumer Loans Purchased
Performing	$147,714,397	$2,775,013	$2,459,848	$1,144,941	$400,682
Nonperforming	1,985,335	52,803	-	89,291	66,123
Total	$149,699,732	$2,827,816	$2,459,848	$1,234,232	$466,805

The following table presents an aging analysis of the recorded investment of past-due loans:

	At September 30, 2016
	30-59 Days Past Due	60-89 Days Past Due	90 Days Or Greater	Total Past Due	Current	Total Loans Receivable	Recorded Investment > 90 Days and Accruing
One-to-four family real estate	$381,730	$-	$1,993,583	$2,375,313	$141,454,686	$143,829,999	$-
Multi-family and commercial real estate	25,152	-	361,021	386,173	13,058,243	13,444,416	-
Commercial	-	-	-	-	28,269	28,269	-
Home equity	-	-	46,300	46,300	2,592,520	2,638,820	-
HELOCs	-	12,938	-	-	3,480,644	3,480,644	-
Education and other consumer	4,666	-	64,975	69,641	907,981	977,622	-
Non-covered consumer loans purchased	-	-	-	-	371,147	371,147	-
Total	$411,548	$12,938	$2,465,879	$2,877,427	$161,893,490	$164,770,917	$-

	At December 31, 2015
	30-59 Days Past Due	60-89 Days Past Due	90 Days Or Greater	Total Past Due	Current	Total Loans Receivable	Recorded Investment > 90 Days and Accruing
One-to-four family real estate	$133,937	$98,977	$1,808,449	$2,041,363	$147,658,369	$149,699,732	$-
Multi-family and commercial real estate	94,508	204,633	139,091	438,232	16,176,169	16,614,401	-
Commercial	-	-	-	-	35,573	35,573	-
Home equity	52,803	-	-	52,803	2,775,013	2,827,816	-
HELOCs	-	-	-	-	2,459,848	2,459,848	-
Education and other consumer	17,413	-	89,291	106,704	1,127,528	1,234,232	-
Non-covered consumer loans purchased	-	-	66,123	66,123	400,682	466,805	-
Total	$298,661	$303,610	$2,102,954	$2,705,225	$170,633,182	$173,338,407	$-

Nonaccrual Loans

Loans are generally considered for nonaccrual status upon 90 days delinquency. When a loan is placed in nonaccrual status, previously accrued but unpaid interest is deducted from interest income.

On the following table are the loans on nonaccrual status as of September 30, 2016 and December 31, 2015. The balances are presented by class of loans.

	September 30, 2016	December 31, 2015
One-to-four family mortgage	$1,996,687	$1,985,335
Multi-family and commercial real estate	361,886	219,927
Home equity	46,300	52,803
Education and other consumer	64,975	89,291
Non-covered consumer loans purchased	-	66,123
Total	$2,469,848	$2,413,479

Interest income on loans would have been increased by approximately $81,071 and $76,575 during the nine months ended September 30, 2016 and 2015, respectively, if these loans had performed in accordance with their original terms. Management evaluates commercial real estate loans which are 90 days or more past due for impairment.

Impaired Loans

The following table presents the recorded investment and unpaid principal balances for impaired loans and related allowance, if applicable.

	September 30, 2016
	Recorded Investment	Unpaid Principal Balance	Related Allowance
With no related allowance recorded:
One-to-four family real estate	$2,170,152	$2,978,674	$-
Multi-family and commercial real estate	1,043,604	1,247,777	-
Commercial	-	1,142	-
Home equity	46,300	50,466	-
With an allowance recorded:
One-to-four family real estate	$144,085	$151,652	$3,104

Total:
One-to-four family real estate	$2,314,237	$3,130,326	$3,104
Multi-family and commercial real estate	1,043,604	1,247,777	-
Commercial	-	1,142	-
Home equity	46,300	50,466	-

	December 31, 2015
	Recorded Investment	Unpaid Principal Balance	Related Allowance
With no related allowance recorded:
One-to-four family real estate	$2,149,908	$2,832,646	$-
Multi-family and commercial real estate	924,634	1,079,027	-
Commercial	-	32,077	-
Home equity	52,803	55,309	-
Consumer	66,123	66,123	-
With an allowance recorded:
One-to-four family real estate	$149,842	$154,345	$3,104

Total:
One-to-four family real estate	$2,299,750	$2,986,991	$3,104
Multi-family and commercial real estate	924,634	1,079,027	-
Commercial	-	32,077	-
Home equity	52,803	55,309	-
Consumer	66,123	66,123	-

The following table represents the average recorded investments in the impaired loans and the related amount of interest recognized during the time within the period that the impaired loans were impaired.

	Nine Months Ended
	September 30,
	2016	2015	2016	2015
	Average Recorded Investment	Average Recorded Investment	Interest Income Recognized	Interest Income Recognized
With no related allowance recorded:
One-to-four family real estate	$2,167,099	$2,817,493	$13,201	$10,804
Multi-family and commercial real estate	1,105,056	1,071,290	26,825	27,692
Commercial	-	-	487	1,964
Home equity	49,046	56,886	-	-
Consumer	3,645	14,694	-	-
With an allowance recorded:
One-to-four family real estate	$146,636	$440,255	$-	$14,159
Multi-family and commercial real estate	-	-	-	-
Home equity	-	-	-	-
Commercial	-	-	-	-

Total:
One-to-four family real estate	$2,313,735	$3,257,748	$13,201	$24,963
Multi-family and commercial real estate	1,105,056	1,071,290	26,825	27,692
Commercial	-	-	487	1,964
Home equity	49,046	56,886	-	-
Commercial	3,645	14,694	-	-

Foreclosed Assets Held For Sale

Foreclosed assets acquired in settlement of loans are carried at fair value, less estimated costs to sell, and are included in other assets on the Consolidated Balance Sheet. As of September 30, 2016 and December 31, 2015 included with other assets were $775,928 and $182,360, respectively, of foreclosed assets. As of September 30, 2016, there were no consumer residential mortgages that were foreclosed on or received via a deed in lieu transaction prior to the period end. As of September 30, 2016, the Company has initiated formal foreclosure proceedings on $46,300 of consumer residential mortgages, which have not yet been transferred into foreclosed assets.

Loan Modifications and Troubled Debt Restructurings

A loan is considered to be a troubled debt restructuring loan when the Company grants a concession to the borrower because of the borrower’s financial condition that it would not otherwise consider. Such concessions include the reduction of interest rates, forgiveness of principal or interest, or other modifications of interest rates that are less than the current market rate for new obligations with similar risk.

There were no loan modifications that are considered troubled debt restructurings completed during the nine month periods ended September 30, 2016 and 2015, respectively.

There were no loans granted a term concession for the nine month periods ended September 30, 2016 and 2015, respectively.

There were no troubled debt restructurings modified within the past year that subsequently defaulted during the nine month periods ended September 30, 2016 and 2015.

6.            Indemnification Asset

Changes in the FDIC indemnification asset during the nine months ended September 30, 2016 and 2015, respectively, were as follows:

	2016	2015
Balance at December 31	$473,951	$1,417,355
Cash payments received or receivable due from the FDIC	(18,826)	(122,270)
Increase in FDIC share of estimated losses	-	-
Net amortization	(494,399)	(596,547)

Balance at September 30	$(39,274)	$698,538

7.            Deposits

Deposit accounts are summarized as follows for the periods ending September 30, 2016 and December 31, 2015.

	September 30, 2016		December 31, 2015
	Amount	%	Amount	%

Non-interest bearing demand	$6,521,711	3.73%	$6,136,545	3.26%
NOW accounts	15,312,543	8.77	15,712,121	8.35
Money market deposit	33,729,877	19.33	33,809,176	17.96
Savings	30,311,984	17.37	29,879,155	15.88
Time deposits	88,659,814	50.80	102,685,285	54.55
Total	$174,535,929	100.00%	$188,222,282	100.00%

8.            Supplemental Retirement Plans

The Company has supplemental retirement plans (“SRPs”) that cover three former officers and one current senior officer of the Bank. At September 30, 2016 and December 31, 2015, $1,879,233 and $2,033,918, respectively, has been accrued under these SRPs, and this liability and the related deferred tax asset of $638,939 and $691,532, respectively, are recognized in the financial statements.

The SRPs provide an annual salary continuation benefit to the officers following their termination of employment.  The SRP for a former president of the Bank provides an annual benefit, payable for the lifetime of the former president, of $75,000 adjusted annually for the change in the consumer price index. The current annual benefit is $123,000. If the former president predeceases his spouse, his surviving spouse will be entitled to a reduced benefit for the remainder of her lifetime. The SRP for the second former president provides a lifetime annual benefit equal to 60 percent of his final full year annual gross taxable compensation adjusted annually for the change in the consumer price index or 4 percent, whichever is higher. The current annual benefit is $126,000. The SRPs for one current and one former senior officer provide for an annual benefit at the rate of $50,000 per year for 20 years. If the officer terminates employment prior to age 65, the SRP benefit commences on the earlier of five years after retirement or age 65. Otherwise, the SRP benefit commences following termination of employment. The Company records periodic accruals for the cost of providing such benefits by charges to income.

The following table illustrates the components of the net periodic benefit cost for the supplemental retirement plan:

	Nine Months Ended
	September 30,
	2016	2015
Components of net periodic benefit cost:
Service cost	$76,357	$70,338
Interest cost	70,134	56,335
Net periodic benefit cost	$146,491	$126,673

Additionally, the Company has an obligation to provide a post-retirement death benefit to the designated beneficiary of a former president of the Bank. There are two components to the death benefit. The first is a lump sum benefit of $2,000,000. This benefit is not conditioned on or linked to any life insurance policy. The second component is an amount equal to 40% of the proceeds in excess of $2,000,000 payable on the death of the former president under a life insurance policy held by the Bank, provided that the total after-tax benefit does not exceed $4,000,000. At September 30, 2016 and December 31, 2015, $2,693,485 and $2,628,815, respectively, have been accrued related to this liability and the related deferred tax assets of $673,475 and $651,488, respectively, are recognized in the financial statements.

Under the SRPs with one former and one current officer, if the executive dies during the benefit payment period, the executive’s designated beneficiary will receive a lump sum payment equal to the remaining payments. If the executive dies prior to retirement, his designated beneficiary will receive a lump sum payment of $1,000,000 under a split-dollar life insurance agreement with the executive.

The Company funded life insurance policies with an aggregate amount of $3,085,000 on the lives of former and current officers that currently have total death benefits of $11,975,329. The cash surrender value of these policies totaled $4,241,518 and $4,257,456 at September 30, 2016 and December 31, 2015, respectively.

The Company maintains a nonqualified deferred compensation plan for one senior officer whereby the participant is able to defer compensation to be matched 100 percent by the Company. The deferral, match, and earnings thereon are held in Rabbi Trusts. The Rabbi Trust assets are included in other assets, and the related deferred compensation payable is included in other liabilities. The Rabbi Trust assets and the related deferred compensation payable at September 30, 2016, was $578,346. Earnings from the Rabbi Trust increase the asset and increase the deferred compensation payable. Losses from the Rabbi Trust decrease the asset and decrease the deferred compensation payable. There is no net income statement effect.

9.            Contingencies

On August 5, 2015, Lane Brennen, a former employee of the Bank, filed a complaint in state court naming the Bank, the Bank’s former chief executive officer, the Bank’s chief financial officer, the Bank’s former chief lending officer and an employee of the Bank as defendants (Lane Brennen v Polonia Bank et al., Philadelphia Court of Common Pleas, Case ID 150800526). The complaint alleges claims for breach of his employment contract, violation of Pennsylvania’s Wage Payment and Collection Law, and for unlawful retaliation and demands an accounting. Mr. Brennan seeks compensation that he alleges is owed to him under the terms of his employment agreement, as well as other compensatory and punitive damages. Under the terms of Mr. Brennen’s employment agreement, he received a portion of the net income from the Bank’s FHA lending operations, which he managed. The Bank is vigorously defending against these claims. However, the defense may not be successful and insurance may not be adequate to fully fund any judgment, settlement or costs of defense of this action. The individual defendants may be entitled to indemnification from the Bank, for which there may be no insurance coverage. The Bank has asserted claims against Mr. Brennen for breach of contract and breach of fiduciary duties.

From time to time, we may be party to various legal proceedings incident to our business. In the opinion of management, the resolution of these legal actions is not expected to have a material adverse effect on our results of operations.

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10.           Fair Value Measurements

The following disclosures show the hierarchal disclosure framework associated with the level of pricing observations utilized in measuring assets and liabilities at fair value. The three broad levels of pricing are as follows:

Level I: Quoted prices are available in active markets for identical assets or liabilities as of the reported date.

Level II: Pricing inputs are other than the quoted prices in active markets, which are either directly or indirectly observable as of the reported date. The nature of these assets and liabilities includes items for which quoted prices are available but traded less frequently and items that are fair-valued using other financial instruments, the parameters of which can be directly observed.

Level III: Valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

This hierarchy requires the use of observable market data when available.

The following table presents the assets reported on the Consolidated Balance Sheets at their fair value as of September 30, 2016 and December 31, 2015, by level within the fair value hierarchy. Financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.

For financial assets measured at fair value on a recurring basis, the fair value measurements by level within the fair value hierarchy used at September 30, 2016 and December 31, 2015, are as follows:

	September 30, 2016
	Level I	Level II	Level III	Total
Assets:
Investment securities available for sale
Mortgage-backed securities	$-	$54,158,454	$-	$54,158,454
Corporate Securities	-	15,503,421	-	15,503,421
Municipal securities	-	1,845,643	-	1,845,643
Common stock	307,530	-	-	307,530
Total	$307,530	$71,507,518	$-	$71,815,048

	December 31, 2015
	Level I	Level II	Level III	Total
Assets:
Investment securities available for sale
Mortgage-backed securities	$-	$37,253,272	$-	$37,253,272
Corporate Securities	-	16,957,906	-	16,957,906
Municipal securities	-	499,755	-	499,755
Common stock	160,590	-	-	160,590
Total	$160,590	$54,710,933	$-	$54,871,523

For financial assets measured at fair value on a nonrecurring basis, the fair value measurements by level within the fair value hierarchy used at September 30, 2016 and December 31, 2015, are as follows:

	September 30, 2016
	Level I	Level II	Level III	Total

Assets:
Impaired loans	$-	$-	$3,401,037	$3,401,037
Other real estate owned	-	-	775,928	775,928

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	December 31, 2015
	Level I	Level II	Level III	Total

Assets:
Impaired loans	$-	$-	$3,340,206	$3,340,206
Other real estate owned	-	-	182,360	182,360

The following table presents additional quantitative information about assets measured at fair value on a nonrecurring basis and for which the Company has utilized Level 3 inputs to determine fair value.

	September 30, 2016
	Quantitative Information About Level III Fair Value Measurements
	Fair Value Estimate	Valuation Techniques	Unobservable Input	Range	Weighted Average

Impaired loans	$2,128,935	Appraisal of	Appraisal
		collateral (1)	adjustments (2)	0% to 20%	6%
			Liquidation
			expenses (2)	0% to 6%	5%

	1,272,102	Discounted	Discount Rates	5% to 8%	7%
		cash flows

Other real estate owned	775,928	Appraisal of	Liquidation
		collateral (1)	Expenses (2)	6%	6%

	December 31, 2015
	Quantitative Information About Level III Fair Value Measurements
	Fair Value Estimate	Valuation Techniques	Unobservable Input	Range	Weighted Average

Impaired loans	$1,827,370	Appraisal of	Appraisal
		collateral (1)	adjustments (2)	0% to 20%	8%
			Liquidation
			expenses (2)	0% to 6%	5%

	1,512,836	Discounted	Discount rates	5% to 8%	7%
		cash flows

Other real estate owned	182,360	Appraisal of	Liquidation
		collateral (1)	Expenses (2)	6%	6%

(1) Fair value is generally determined through independent appraisals of the underlying collateral, which generally include various Level III inputs, which are not identifiable.

(2) Appraisals may be adjusted by management for qualitative factors such as economic conditions and estimated liquidation expenses. The range and weighted average of liquidation expenses and other appraisal adjustments are presented as a percent of the appraisal.

All of the securities classified as available for sale are reported at fair value utilizing Level 2 inputs. For these securities, the Company obtains fair value measurements from an independent pricing service. The fair value measurements consider observable data that may include dealer quoted market spreads, cash flows, the U.S. Treasury yield curve, live trading levels, trade execution data, market consensus prepayment speeds, credit information and the bond’s terms and conditions among other things.

22

Impaired loans are reported at fair value utilizing Level 3 inputs. For these loans, a review of the collateral is conducted and an appropriate allowance for loan losses is allocated to the loan. At September 30, 2016, and December 31, 2015 impaired loans with a carrying value of $3,404,141 and $3,343,310, respectively, were reduced by specific valuation allowances totaling $3,104 resulting in a net fair value of $3,401,037 and $3,340,206, respectively, based on Level 3 inputs.

Other real estate owned is reported at fair value utilizing Level 3 inputs. For these assets, a review of the collateral and an analysis of the expenses related to selling these assets are conducted and a charge-offs recorded to the allowance for loan losses.

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, the level in the fair value hierarchy, within which the fair value measurement in its entirety falls, has been determined based on the lowest level input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset.

The measurement of fair value should be consistent with one of the following valuation techniques: market approach, income approach, and/or cost approach. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities (including a business). For example, valuation techniques consistent with the market approach often use market multiplies derived from a set of comparables. Multiples might lie in ranges with a different multiple for each comparable. The selection of where within the range the appropriate multiple falls requires judgment, considering factors specific to the measurement (qualitative and quantitative). Valuation techniques consistent with the market approach include matrix pricing. Matrix pricing is a mathematical technique used principally to value debt securities without relying exclusively on quoted prices for the specific securities but rather by relying on the securities’ relationship to other benchmark quoted securities. As of September 30, 2016 and December 31, 2015, all of the financial assets measured at fair value, on a recurring basis, utilized the market approach.

11.           Fair Value Disclosure

The estimated fair values of the Company’s financial instruments are as follows:

	Fair Value Measurements at September 30, 2016
	Carrying Value	Fair Value	Level I	Level II	Level III

Financial assets:
Cash and cash equivalents	$13,499,338	$13,499,338	$13,499,338	$-	$-
Certificates of deposit	12,644,000	12,769,176	-	-	12,769,176
Investment securities available for sale	71,815,048	71,815,048	307,530	71,507,518	-
Net loans receivable	163,890,503	175,750,568	-	-	175,750,568
Accrued interest receivable	708,984	708,984	708,984	-	-
Federal Home Loan Bank stock	3,648,800	3,648,800	3,648,800	-	-
Bank-owned life insurance	4,241,518	4,241,518	4,241,518	-	-
FDIC indemnification asset	(39,274)	(39,274)	-	-	(39,274)

Financial liabilities:
Deposits	174,535,929	175,750,568	85,876,115	-	89,874,453
FHLB advance – short term	12,000,000	12,000,000	12,000,000	-	-
FHLB advance – long term	49,000,000	50,514,100	-	-	50,514,100
Advances by borrowers for taxes and insurance	529,737	529,737	529,737	-	-
Accrued interest payable	169,694	169,694	169,694	-	-

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	Fair Value Measurements at December 31, 2015
	Carrying Value	Fair Value	Level I	Level II	Level III

Financial assets:
Cash and cash equivalents	$31,137,216	$31,137,216	$31,137,216	$-	$-
Certificates of deposit	15,980,000	16,019,950	-	-	16,019,950
Investment securities available for sale	54,871,523	54,871,523	160,590	54,710,933	-
Net loans receivable	172,179,005	172,746,996	-	-	172,746,996
Accrued interest receivable	671,994	671,994	671,994	-	-
Federal Home Loan Bank stock	3,659,700	3,659,700	3,659,700	-	-
Bank-owned life insurance	4,257,456	4,257,456	4,257,456	-	-
FDIC indemnification asset	473,951	473,951	-	-	473,951

Financial liabilities:
Deposits	188,222,282	190,019,274	85,536,997	-	104,482,277
FHLB advance – long term	56,000,000	57,596,000	-	-	57,596,000
Advances by borrowers for taxes and insurance	988,906	988,906	988,906	-	-
Accrued interest payable	139,397	139,397	139,397	-	-

Financial instruments are defined as cash, evidence of ownership interest in an entity, or a contract that creates an obligation or right to receive or deliver cash or another financial instrument from/to a second entity on potentially favorable or unfavorable terms.

Fair value is defined as the amount at which a financial instrument could be exchanged in a current transaction between willing parties other than in a forced or liquidation sale. If a quoted market price is available for a financial instrument, the estimated fair value would be calculated based upon the market price per trading unit of the instrument.

If no readily available market exists, the fair value estimates for financial instruments should be based upon management’s judgment regarding current economic conditions, interest rate risk, expected cash flows, future estimated losses, and other factors as determined through various option pricing formulas or stimulation modeling. As many of these assumptions result from judgments made by management based upon estimates that are inherently uncertain, the resulting estimated fair values may not be indicative of the amount realizable in the sale of a particular financial instrument. In addition, changes in assumptions on which the estimated fair values are based may have a significant impact on the resulting estimated fair values.

As certain assets such as deferred tax assets and premises and equipment are not considered financial instruments, the estimated fair value of financial instruments would not represent the full value of the Company.

The Company employed simulation modeling in determining the estimated fair value of financial instruments for which quoted market prices were not available based upon the following assumptions.

Cash and Cash Equivalents, Accrued Interest Receivable, Federal Home Loan Bank Stock, FHLB advances - short term, Accrued Interest Payable and Advances by Borrowers for Taxes and Insurance

The fair value is equal to the current carrying value.

Investment Securities Available for Sale

The fair value of investment securities available for sale is equal to the available quoted market price. If no quoted market price is available, fair value is estimated using the quoted market price for similar securities.

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Net Loans Receivable

The fair value is estimated by discounting future cash flows using current market inputs at which loans with similar terms and qualities would be made to borrowers of similar credit quality. Where quoted market prices were available, primarily for certain residential mortgage loans, such market rates were utilized as estimates for fair value.

Acquired loans are recorded at fair value on the date of acquisition. The fair values of loans with evidence of credit deterioration (impaired loans) are recorded net of a nonaccretable difference and, if appropriate, an accretable yield. The difference between contractually required payments at acquisition and the cash flows expected to be collected at acquisition is the nonaccretable difference, which is included in the carrying amount of acquired loans.

FDIC Indemnification Asset

As part of the Purchase and Assumption Agreements entered into in connection with the acquisition of Earthstar Bank, the Bank and the FDIC entered into loss sharing agreements. These agreements cover realized losses on loans, which are more fully described in Note 6.

Under the agreement, the FDIC agreed to reimburse the Bank for 80% of realized losses. The indemnification asset was originally recorded at fair value on the acquisition date (December 10, 2010) and at September 30, 2016 and December 31, 2015, the carrying value of the FDIC indemnification asset was $(39,274) and $473,951, respectively.

From the date of acquisition, the agreements extend ten years for one-to-four family real estate loans and five years for the other loans. The loss sharing assets are measured separately from the loan portfolios because they are not contractually embedded in the loans and are not transferable with the loans should the Bank choose to dispose of them. Fair values on the acquisition dates were estimated using projected cash flows available for loss sharing based on the credit adjustments estimated for each loan pool and the loss sharing percentages. These cash flows were discounted to reflect the uncertainty of the timing and receipt of the loss sharing reimbursements from the FDIC. The Bank will collect the assets over the next several years. The amount ultimately collected will depend on the timing and amount of collections and charge-offs on the acquired assets covered by the loss sharing agreements. While the assets were recorded at their estimated fair values on the acquisition dates, it is not practicable to complete fair value analyses on a quarterly or annual basis. Estimating the fair value of the FDIC indemnification asset would involve preparing fair value analyses of the entire portfolios of loans and foreclosed assets covered by the loss sharing agreements from the acquisition on a quarterly or annual basis.

Deposits and FHLB advances - long term

The fair values of certificates of deposit and FHLB advances are based on the discounted value of contractual cash flows. The discount rates are estimated using rates currently offered for similar instruments with similar remaining maturities. Demand, savings, and money market deposits are valued at the amount payable on demand as of year-end.

Bank-Owned Life Insurance

The fair value is equal to the cash surrender value of the life insurance policies.

Commitments to Extend Credit

These financial instruments are generally not subject to sale, and estimated fair values are not readily available. The carrying value, represented by the net deferred fee arising from the unrecognized commitment and the fair value, determined by discounting the remaining contractual fee over the term of the commitment using fees currently charged to enter into similar agreements with similar credit risk, are not considered material for disclosure.

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12.           Accumulated Other Comprehensive Income

The activity in accumulated other comprehensive income for the nine months ended September 30, 2016 and 2015 are as follows:

Accumulated Other Comprehensive Income (1)
Unrealized Gains (Losses) on Securities Available-for-Sale
Balance at December 31, 2014	$216,800

Other comprehensive income before reclassifications	843,098

Amounts reclassified from accumulated other comprehensive income	(369,842)

Period change	473,256

Balance at September 30, 2015	$690,056

Balance at December 31, 2015	$380,604

Other comprehensive income before reclassifications	335,778

Amounts reclassified from accumulated other comprehensive income	(473,115)

Period change	(137,337)

Balance at September 30, 2016	$243,267

Details regarding amounts reclassified from accumulated other comprehensive income during the nine month periods ended September 30, 2016, are as follows:

Details about Accumulated Other Comprehensive Income Components	Amount Reclassified from Accumulated Other Comprehensive Income	Affected Line Item in the Consolidated Statements of Income (Loss)
Investment Securities Available for Sale:
Net Investment Securities Gains Reclassified into Earnings	$716,841	Gains on sale of investment securities, net
Related Income Tax Expense	(243,726)	Income tax expense (benefit)
Total Reclassifications for the Period	$473,115

There were $473,115 and $369,842 reclassified from other comprehensive income for the nine month period ended September 30, 2016 and 2015, respectively, resulting from gains on the sale of investment securities.

13.           Subsequent Events

On January 1, 2017 the Company’s previously announced merger with and into Prudential Bancorp, Inc. and the merger of Polonia Bank with and into Prudential Bank were completed.

Management is required to evaluate events or transactions that may occur or have occurred after the date of the consolidated statement of financial condition through the date the Company’s consolidated financial statements were issued or available to issued. Subsequent events have been evaluated as of March 17, 2017, the date the Company’s consolidated financial statements were available to be issued.

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